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                                                                   EXHIBIT 23.4

                 CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

The Board of Directors
SFG Technologies Inc.

We consent to the incorporation by reference into the registration statements (as amended, as applicable) File Numbers 33-4041, 33-9570, 33-12119, 33-15680, 33-37827, 33-56762, 33-65123, 33-83402, 333-07413, 333-10919,
333-10965, 333-30947, 333-57651, 333-66149, 333-47633, 333-66147, 333-67341,
333-68621, 333-90133 and 333-90139 on Forms S-3, S-3/A or S-8, as applicable in the circumstances of The Titan Corporation of our report dated January 31, 2000, with respect to the consolidated balance sheets of SFG Technologies Inc. as at December 21, 1999 and December 31, 1998 and the consolidated statements of operations, deficit, and cash flows for the period from January 1, 1999 to December 21, 1999, the eight months ended December 31, 1998 and the years ended April 30, 1998 and 1997, included in this Form 8K/A of The Titan Corporation.

/s/ KPMG, LLP

Chartered Accountants

Vancouver, Canada
April 12, 2000